Exhibit 99.1

Notice No.: 08-404

August 5, 2008

To:	Class A Members of New York Mercantile Exchange, Inc.

From:	Donna Talamo, Vice President Administration & Corporate Secretary

Re:	New York Mercantile Exchange, Inc.—Information Regarding Bylaw Section 311(G) for the Fiscal Quarter Ended June 30, 2008

The purpose of this Notice is to provide Electronic Trading Volume as a Percentage of Contract Volume for the fiscal quarter ended June 30, 2008.

Electronic Trading Volume as a Percentage of Contract Volume – 2nd Quarter 2008

Electronic Trading Volume as a Percentage of Contract Volume for the 2nd Quarter 2008, is as follows:

Year	Quarter	Trading Days	Light Sweet Crude Oil (CL)	Heating Oil (HO)	RBOB Gasoline (RB)	Natural Gas (NG)	Platinum (PL)	Palladium (PA)
2008	Apr - Jun	64	87.98%	89.21%	87.01%	85.28%	80.15%	72.65%

Should you have any questions or require any further information, please contact exchangeinfo@nymex.com.